Exhibit 99.1

FOR IMMEDIATE RELEASE

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES ANNOUNCES

FISCAL 2014 SECOND QUARTER FINANCIAL RESULTS

Gained Access to 650,000 Metric Tons Coking Capacity Through Entrustment Arrangement

PINGDINGSHAN, China – February 19, 2014 - SinoCoking Coal and Coke Chemical Industries, Inc. (Nasdaq: SCOK) (the "Company" or "SinoCoking"), a vertically-integrated coal and coke processor, today announced its financial results for the fiscal 2014 second quarter ended December 31, 2013.

Fiscal 2014 Second Quarter vs. Fiscal 2013 Second Quarter

  Total revenue decreased to $13.2 million, as compared to $21.2 million.
  Gross margin improved to 15.6%, as compared to 13.8%.
  Income from operations decreased to $1.5 million, as compared to $2.3 million.
  Net loss was $0.1 million or $(0.01) per diluted share, as compared to net income of $0.8 million or $0.04 per diluted share.

Fiscal 2014 First Half vs. Fiscal 2013 First Half

  Total revenue decreased to $30.7 million, as compared to $38.8 million.
  Gross margin improved to 16.8%, as compared to 12.5%.
  Income from operations increased to $4.0 million, as compared to $3.6 million.
  Net income decreased to $1.1 million or $0.05 per diluted share, as compared to $1.5 million or $0.07 per diluted share.

SinoCoking’s Chairman and CEO, Mr. Jianhua Lv, commented, “Our fiscal 2014 second quarter performance was mainly due to a significant decrease in sales of coal products, which reflected ongoing weak market demand, despite winter generally being a high coal consumption season.”

Mr. Lv added, “Approximately 95% of our revenue came from coke products and only 5% from coal products, as compared to approximately 51% and 49%, respectively, in the same period of fiscal 2013. This reflects changes to our operating strategy in order to adapt to market conditions, as current coal demand remains very weak due to over capacity of crude steel. Thus, we temporarily stopped raw coal and washed coal trading. On the other hand, we have begun selling coke and coke powder to Fangda Special Steel Technology Co., Ltd. (“Fangda Steel”), one of China’s best-known special steel manufacturers, and we expect sales to Fangda Steel to steadily rise.”

Mr. Lv continued. “Although gross profit as compared to the same period of fiscal 2013 decreased by 30% to $2.1 million, gross margin increased to 15.6% as we stopped coal trading, which tends to be a low margin business.”

Recent Business Developments

On December 18, 2013, we signed a 5-year entrusting agreement with Jiyuan Tianlong Coking Co., Ltd (“Tianlong”) to manage Tianlong’s coking equipment. Founded in 2003, Tianlong is a joint-venture private enterprise engaged in the production of metallurgical coke.

As per the terms of the agreement, Hongli will utilize Tianlong’s equipment, which has an annual coking capacity of 650,000 metric tons, to produce high quality metallurgical coke for sales to steel manufacturers such as Fangda Steel.

Including Tianlong’s equipment, the Company has more than doubled its coking capacity to over 1.1 million metric tons annually as follows:

-	Over 250,000 metric tons through Hongli’s Baofeng plant;
-	200,000 metric tons through the Pingdingshan Hongfeng Coal Processing and Coking, Ltd. (“Hongfeng”), a plant which the Company leased in early 2013 and plans to renew once the current lease expires in March 2014; and
-	650,000 metric tons from Tianlong’s equipment.

In November 2013, we signed an agreement to supply Fangda Steel with 6,000 metric tons of grade II coke and 3,000 metric tons of clean coke per month, and 36,000 metric tons of grade II coke and coke powder have been delivered as of December 31, 2013. Our added coking capacity will enable us meet Fangda Steel’s coke requirements even should they increase significantly.

Mr. Lv noted, “Since current market demand for coke products remains soft and timing of full recovery remains unknown, we have put the construction of our new coking plant on hold and have revised our business strategy as follows:

-	Expanded our access to raw coal by signing an agreement with a coal producer;
-	Increased our coke production capacity and product offering by leasing third party facilities and equipment with little upfront capital; and
-	Increased revenue stream by signing the agreement with Fangda Steel.

As a result of these initiatives, we have minimized the risks in and optimized our use of working capital by proactively using our assets.”

Mr. Lv concluded, “We will continue our efforts to seek opportunities and innovative ways to support our business. We expect the foregoing initiatives to begin to yield positive results in fiscal 2014, and we look forward to report our progress in the coming months.”

Conference Call

Mr. Lv and Mr. Sam Wu, CFO, will host a conference call on Friday, February 21, 2014 at 9:30 am ET to discuss these results as well as recent corporate developments.

Interested parties may participate in the call by dialing: (201) 493-6744. Please call in 10 minutes before the conference is scheduled to begin and ask for the SinoCoking call. After opening remarks, there will be a question and answer period. Questions may be asked during the live call, or alternatively, you may e-mail questions in advance to lcati@equityny.com.

The conference call will also be broadcast live over the Internet. To listen to the webcast, please go to http://www.investorcalendar.com/IC/CEPage.asp?ID=172312 or visit the Company’s website www.scokchina.com and then go to Presentations/Events page where the conference call is posted. Please go to the website at least 15 minutes early to register, and download and install any necessary audio software. If you are unable to listen live, the conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use Microsoft Internet Explorer as their web browser.

About SinoCoking

SinoCoking and Coke Chemical Industries, Inc., a Florida corporation, is a vertically-integrated coal and coke processor that uses coal from both its own mines and that of third-party mines to produce basic and value-added coal products for steel manufacturers, power generators, and various industrial users. SinoCoking has been producing metallurgical coke since 2002, and acts as a key supplier to regional steel producers in central China. SinoCoking also produces and supplies thermal coal to its customers in central China. SinoCoking currently owns its assets and conducts its operations through its subsidiaries, Top Favour Limited and Pingdingshan Hongyuan Energy Science and Technology Development Co., Ltd., and its affiliated companies, Henan Province Pingdingshan Hongli Coal & Coke Co., Ltd., Baofeng Coking Factory, Baofeng Hongchang Coal Co., Ltd., Baofeng Hongguang Environment Protection Electricity Generating Co., Ltd., Zhonghong Energy Investment Company, Henan Hongyuan Coal Seam Gas Engineering Technology Co., Ltd., Baofeng Shuangri Coal Mining Co., Ltd., and Baofeng Xingsheng Coal Mining Co., Ltd.

For further information about SinoCoking, please refer to our periodic reports filed with the Securities and Exchange Commission.

Forward Looking Statement

This press release contains forward-looking statements, particularly as related to, among other things, the business plans of the Company, statements relating to goals, plans and projections regarding the Company's financial position and business strategy. The words or phrases "plans", "would be," "will allow," "intends to," "may result," "are expected to," "will continue," "anticipates," "expects," "estimate," "project," "indicate," "could," "potentially," "should," "believe," "think", "considers" or similar expressions are intended to identify "forward-looking statements." These forward-looking statements fall within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934 and are subject to the safe harbor created by these sections. Actual results could differ materially from those projected in the forward-looking statements as a result of a number of risks and uncertainties. Such forward-looking statements are based on current expectations, involve known and unknown risks, a reliance on third parties for information, transactions or orders that may be cancelled, and other factors that may cause our actual results, performance or achievements, or developments in our industry, to differ materially from the anticipated results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from anticipated results include risks and uncertainties related to the fluctuation of local, regional, and global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are detailed in our periodic reports and on documents we file from time to time with the Securities and Exchange Commission. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place undue reliance on such statements. The Company does not undertake, and the Company specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement. Actual results may differ materially from the Company's expectations and estimates. The Company provides no assurances that any potential acquisitions will actually be consummated, or if consummated that such acquisitions will be on terms and conditions anticipated on the date of this press release, and the Company makes no assurances with regard to any results of any such acquisitions.

Contact:

SinoCoking	Investor Relations Counsel:
Sam Wu, Chief Financial Officer	The Equity Group Inc.
+ 86-375-2882-999	Lena Cati
sinocoking@sina.com	lcati@equityny.com / (212) 836-9611
www.scokchina.com	www.theequitygroup.com

See Accompanying Tables

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
CONDESED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(UNAUDITED)

	For the Three Months Ended December 31,		For the Six Months Ended December 31,
	2013	2012	2013	2012

REVENUE	$13,208,253	$21,238,642	$30,684,223	$38,800,836

COST OF REVENUE	11,152,697	18,302,685	25,531,366	33,955,623

GROSS PROFIT	2,055,556	2,935,957	5,152,857	4,845,213

OPERATING EXPENSES:
Selling	39,754	42,176	80,628	85,757
General and administrative	475,246	581,345	1,078,827	1,208,173
Total operating expenses	515,000	623,521	1,159,455	1,293,930

INCOME FROM OPERATIONS	1,540,556	2,312,436	3,993,402	3,551,283

OTHER INCOME (EXPENSE)
Interest income	184,247	208,461	367,340	431,101
Interest expense	(1,311,812)	(997,461)	(2,090,579)	(2,019,065)
Other finance expense	(87,717)	(91,123)	(150,260)	(163,367)
Other income, net	-	8,333	-	8,333
Change in fair value of warrants	-	41,317	12	714,847
Total other expense, net	(1,215,282)	(830,473)	(1,873,487)	(1,028,151)

INCOME BEFORE INCOME TAXES	325,274	1,481,963	2,119,915	2,523,132

PROVISION FOR INCOME TAXES	431,932	650,238	1,065,689	1,031,494

NET INCOME (LOSS)	(106,658)	831,725	1,054,226	1,491,638

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	756,310	280,321	1,601,757	(8,374)

COMPREHENSIVE INCOME	$649,652	$1,112,046	$2,655,983	$1,483,264

WEIGHTED AVERAGE NUMBER OF COMMON SHARES
Basic and diluted	21,121,372	21,121,372	21,121,372	21,121,372

EARNINGS (LOSS) PER SHARE
Basic and diluted	$(0.01)	$0.04	$0.05	$0.07

SINOCOKING COAL AND COKE CHEMICAL INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
ASSETS

	December 31,	June 30,
	2013	2013
CURRENT ASSETS
Cash	$87,328	$782,018
Restricted cash	-	9,708,000
Accounts receivable, trade	13,561,596	9,474,197
Other receivables and deposits	5,790,761	4,334,370
Loans receivable	8,032,037	8,032,037
Inventories	3,601,486	3,018,909
Advances to suppliers	6,893,705	8,791,837
Prepaid expenses	194,530	-
Total current assets	38,161,443	44,141,368

PLANT AND EQUIPMENT, net	14,867,527	15,269,766

CONSTRUCTION IN PROGRESS	40,697,177	40,224,821

OTHER ASSETS
Refundable deposit	4,911,000	4,854,000
Prepayments	62,285,817	61,562,890
Intangible assets, net	32,587,066	32,244,071
Long-term investments	2,920,278	2,886,383
Other assets	114,590	113,260
Total other assets	102,818,751	101,660,604

Total assets	$196,544,898	$201,296,559

LIABILITIES AND EQUITY

CURRENT LIABILITIES
Current maturity of long term loan	$-	$50,158,000
Accounts payable, trade	1,658,892	183,504
Notes payable	-	9,708,000
Other payables and accrued liabilities	2,250,705	2,229,362
Other payables - related parties	304,513	140,465
Acquisition payable	4,747,300	4,692,200
Customer deposits	129,417	208,815
Taxes payable	1,208,325	1,133,450
Total current liabilities	10,299,152	68,453,796

LONG TERM LIABILITIES
Long term loan	50,747,000	-
Total long term liabilities	50,747,000	-

Total liabilities	61,046,152	68,453,796

COMMITMENTS AND CONTINGENCIES

EQUITY
Common stock, $0.001 par value, 100,000,000 shares authorized,
21,121,372 shares issued and outstanding	21,121	21,121
Additional paid-in capital	3,592,053	3,592,053
Statutory reserves	3,689,941	3,689,941
Retained earnings	112,359,051	111,304,825
Accumulated other comprehensive income	11,504,980	9,903,223
Total SinoCoking Coal and Coke Chemicals Industries, Inc.'s equity	131,167,146	128,511,163

NONCONTROLLING INTERESTS	4,331,600	4,331,600

Total equity	135,498,746	132,842,763

Total liabilities and equity	$196,544,898	$201,296,559